  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997
                                                     REGISTRATION NO. 333-23423
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                         EMISPHERE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                        DELAWARE                    13-3306985
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                 organization)

                              15 SKYLINE DRIVE
                          HAWTHORNE, NEW YORK 10532
                                (914) 347-2220
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                          MICHAEL M. GOLDBERG, M.D.
                      C/O EMISPHERE TECHNOLOGIES, INC.
                               15 SKYLINE DRIVE
                          HAWTHORNE, NEW YORK 10532
                                (914) 347-2220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

        EDWIN S. MAYNARD, ESQ.               M. WARREN BROWNE, ESQ.          C. DAVID GOLDMAN, ESQ.
PAUL,WEISS, RIFKIND, WHARTON & GARRISON       25 FIVE PONDS DRIVE           MCDERMOTT, WILL & EMERY
      1285 AVENUE OF THE AMERICAS           WACCABUC, NEW YORK 10597         50 ROCKEFELLER PLAZA
      NEW YORK, NEW YORK 10019-6064                                      NEW YORK, NEW YORK 10020-1605

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]
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

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement. The Company has agreed to pay all of the costs and expenses of this offering.

      SEC Registration Fee............................................. $ 17,915
      National Association of Securities Dealers, Inc. Filing Fee......    6,412
      Nasdaq National Market Listing Fee...............................   17,500
      Printing and Engraving Costs.....................................   75,000
      Legal Fees and Expenses..........................................  400,000
      Accounting Fees and Expenses.....................................  100,000
      Miscellaneous....................................................    8,173
                                                                        --------
      Total............................................................ $625,000
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

  Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

  Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

  The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify officers, directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The Certificate of Incorporation and By-Laws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. The Company has obtained such directors' and officers' insurance insuring, subject to certain conditions, its directors and officers against certain liabilities.

  The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and officers, and persons who control the Company within the meaning of Section 15 of the Securities Act for certain liabilities.

ITEM 16. EXHIBITS.

  1.1** Form of Underwriting Agreement.
  4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) and Exhibit 3(ii) of Registration
        Statement on Form S-18, Registration No. 33-25759, Exhibit 3.1.2 of
        Registration Statement on Form S-1, Registration No. 33-40061, and
        Exhibit 3.1 of Registration Statement on Form S-3, Registration No. 33-
        53676).
  4.2 By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended
        January 31, 1997 (File No. 1-10615).
  4.3 Rights Agreement, dated as of February 23, 1996, by and between Emisphere Technologies, Inc. and Continental Stock Transfer & Trust
        Company, as Rights Agent (incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated March 5, 1996).
  5.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
 23.1** Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in
        Exhibit 5.1).
 23.2** Consent of Darby & Darby, P.C.
 23.3*  Consent of Coopers & Lybrand L.L.P.
 24.1*  Power of Attorney.

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*  Previously filed.

** Filed herewith.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 18th day of April, 1997.

                                          Emisphere Technologies, Inc.

                                                  /s/ Michael M. Goldberg
                                          By___________________________________
                                            Michael M. Goldberg, M.D. Chairman
                                             of the Board and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 18, 1997.

              SIGNATURE                       TITLES                 DATE


     /s/ Michael M. Goldberg           Chairman of the
-------------------------------------   Board and Chief         April 18, 1997
      MICHAEL M. GOLDBERG, M.D.         Executive Officer
                                        (Principal
                                        Executive Officer)

                                       Controller and Chief
                                        Accounting Officer      April 18, 1997
                                        (Principal
                                        Financial and
               *                        Accounting Officer)
-------------------------------------
         JOSEPH D. POVEROMO

                                       President, Chief
               *                        Scientific Officer      April 18, 1997
-------------------------------------   and Director
       SAM J. MILSTEIN, PH.D.

                                       Director
               *                                                April 18, 1997
-------------------------------------
       PETER BARTON HUTT, ESQ.

                                       Director
               *                                                April 18, 1997
-------------------------------------
        JERE E. GOYAN, PH.D.

              SIGNATURE                        TITLES                DATE


                                        Director
               *                                                April 18, 1997
-------------------------------------
     MARK I. GREENE, M.D., PH.D.

                                        Director
               *                                                April 18, 1997
-------------------------------------
           HOWARD M. PACK

                                        Director
               *                                                April 18, 1997
-------------------------------------
      JOSEPH R. ROBINSON, PH.D.


* By: /s/ Michael M. Goldberg
-------------------------------------

MICHAEL M. GOLDBERG ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT NO.                               EXHIBIT
 -----------                               -------
    1.1**    Form of Underwriting Agreement.
    4.1      Certificate of Incorporation of the Company, as amended
             (incorporated by reference to Exhibit 3(i) and Exhibit 3(ii) of
             Registration Statement on Form S-18, Registration No. 33-25759,
             Exhibit 3.1.2 of Registration Statement on Form S-1, Registration
             No. 33-40061, and Exhibit 3.1 of Registration Statement on Form S-
             3, Registration No. 33-53676).
    4.2      By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the
             quarter ended January 31, 1997 (File No. 1-10615).
    4.3      Rights Agreement, dated as of February 23, 1996, by and between
             Emisphere Technologies, Inc. and Continental Stock Transfer &
             Trust Company, as Rights Agent (incorporated by reference to
             Exhibit 4 of the Company's Current Report on Form 8-K dated March
             5, 1996).
    5.1**    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
   23.1**    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in
             Exhibit 5.1).
   23.2**    Consent of Darby & Darby, P.C.
   23.3*     Consent of Coopers & Lybrand L.L.P.
   24.1*     Power of Attorney.

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*  Previously filed.

** Filed herewith.